Exhibit 10.3

OMNIBUS TERMINATION

OF

COMMON STOCK PURCHASE WARRANTS

THIS OMNIBUS TERMINATION OF COMMON STOCK PURCHASE WARRANTS (this “Termination”) is made and entered into as of July 17, 2020, by and between CCUR Holdings, Inc., a Delaware corporation (the “Company”), Kamil Blaszczak (“Blaszczak”), Oskar Kowalski (“Kowalski”) and Avraham Zeines (“Zeines” and, collectively with Blaszczak and Kowalski, the “Holders”).

WHEREAS, in connection with the purchase by LM Capital Solutions, LLC, a wholly owned subsidiary of the Company, of substantially all of the assets of AZOKKB, LLC (formerly known as Luxemark Capital LLC), the Company issued the following common stock purchase warrants to the Holders: (a) that certain Common Stock Purchase Warrant dated as of February 13, 2019 by the Company for the benefit of Blaszczak, (b) that certain Common Stock Purchase Warrant dated as of February 13, 2019 by the Company for the benefit of Kowalski, and (c) that certain Common Stock Purchase Warrant dated as of February 13, 2019 by the Company for the benefit of Zeines ((a), (b), and (c), collectively, the “Warrants”).

WHEREAS, in connection with the transactions contemplated by that certain Assignment and Assumption Agreement dated as of even date herewith by and between LM Capital Solutions, LLC and AZOKKB, LLC (the “A&A Agreement”), the Company and the Holders desire, as a condition to entering into the A&A Agreement and consummating the transactions contemplated thereby, to terminate the Warrants and all rights and obligations related thereto arising therefrom.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, including without limitation the entry into and the consummation of the transactions contemplated by the A&A Agreement, the receipt and sufficiency of which are hereby conclusively acknowledged, the Company and each of the Holders hereby agree as follows:

1.	The Company and each of the Holders, as the “Requisite Holders” under the Warrants and in their individually capacities with respect to their respective Warrants, agree and acknowledge that as of the date hereof, each of the Warrants are hereby terminated in full and rendered null and void, and all past, current, or future obligations of the Company under the Warrants shall be extinguished. The Holders will return the originals of the Warrants for cancellation by the Company as of the date hereof. Each of the Holders acknowledges and agrees that as of the date hereof, he shall have no surviving right, title or interest in or to the Warrant, any shares purchasable thereunder or any other option, warrant, right or interest to acquire any equity of the Company.

2.	Each of the Holders represents and warrants that (a) he has not exercised or purported to exercise the Warrant for his benefit in whole or in part to purchase any shares of the Company’s common stock, (b) he is the sole owner and holder of the Warrant for his benefit, and has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of (or attempted any of the foregoing with respect to) such Warrant or any shares purchasable thereunder and (c) has the power and authority to execute and deliver this Termination.

3.	This Termination constitutes the entire agreements between the Company and the Holders with respect to the transactions, rights, obligations, liabilities and agreements contemplated thereby.

4.	The validity, performance, construction and effect of this Termination shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

5.	This Termination may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Termination as of the date first written above.

COMPANY

CCUR HOLDINGS, INC.

By: /s/ Igor Volshteyn

Name: Igor Volshteyn

Title: COO/President

HOLDERS

/s/ Avraham Zeines

AVRAHAM ZEINES

/s/ Kamil Blaszczak

KAMIL BLASZCZAK

/s/ Oskar Kowalski

OSKAR KOWALSKI